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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation
Fremont, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103247, 333-117317, 333-143681, and 333-157204) of ActivIdentity Corporation of our report dated December 14, 2009, relating to the consolidated financial statements as of September 30, 2009 and for the two years ended September 30, 2009 which appears in this Form 10-K.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)

San Francisco, California
December 10, 2010

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  EXHIBIT 23.2